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                             AMRESCO CAPITAL TRUST

                  EXHIBIT 21 - SUBSIDIARIES OF THE REGISTRANT


          AMREIT I, Inc.  (a Delaware corporation)
          AMREIT II, Inc.  (a Nevada corporation)
          AMREIT CMBS I, Inc. (a Delaware corporation)
          ACT Holdings, Inc.  (a Georgia corporation)
          ACT Equities, Inc.  (a Georgia corporation)
          SC/ACT Investors, L.P.  (a Georgia limited partnership)
          SC/ACT Equities, LLC (a Texas limited liability company) Arlington-Riverview Village, L.P. (a Texas limited partnership)